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                                                                   Exhibit 10.10

                    SECOND AMENDMENT TO AMENDED AND RESTATED
             RESTRICTED STOCK BONUS PLAN OF PLASTIPAK HOLDINGS, INC.

         THIS SECOND AMENDMENT to the Amended and Restated Restricted Stock Bonus Plan of Plastipak Holdings, Inc. (the "COMPANY") is adopted by the Company as of December 19, 2003.

                                    RECITALS

         WHEREAS, the Company adopted the Amended and Restated Restricted Stock Bonus Plan (the "PLAN") of Plastipak Holdings, Inc. as of July 31, 2002, and adopted the First Amendment to the Amended and Restated Restricted Stock Bonus Plan of Plastipak Holdings, Inc. as of October 18, 2002 ("FIRST AMENDMENT"); and

         WHEREAS, pursuant to Section 15 of the Plan, the Board of Directors of the Company is authorized to make any amendment or modification of the Plan as it shall deem advisable provided that no termination or amendment of the Plan shall, without the consent of any person affected thereby, modify or in any way affect any right or obligation created prior to such termination or amendment; and

         WHEREAS, the Company, has decided to amend the redemption price formula contained in Section 9.b.

         NOW, THEREFORE, it is agreed by the Company that this Second Amendment to the Plan be adopted as follows:

         4.       Section 9.b. of the Plan is deleted and replaced with a new
                  Section 9.b that reads as follows:

9.b.     The Price.

                  (i) Redemptions on or before November 1, 2003. For redemptions for which the triggering event occurs on or before November 1, 2003, the price of the stock required to be paid by the Company shall be determined by reference to the "Adjusted Book Value" of the Company as of its preceding fiscal year end, computed using the amounts reflected in the financial statements prepared by the then regularly employed auditing firm of the Company, which shall be binding and conclusive under this Plan. "Adjusted Book Value" shall mean the sum of: (x) the book value of the Company at the end of the relevant corporate fiscal year, plus (y) Thirteen Million Two Hundred Eighty-Nine Thousand and no/100 Dollars ($13,289,000.00). The Adjusted Book Value shall be divided by the sum of: (x) the number of issued and outstanding shares of capital stock of the Company at the end of the relevant fiscal year, plus (y) Eight Thousand

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                                                                   Exhibit 10.10

                           Three Hundred Seventy-One (8,371). The amount thus determined (the Adjusted Book Value per share) shall be further increased or decreased, as the case may be, by: (1) the reduction per share set forth on
                           Schedule 9(b)(ii) attached hereto, which amount reflects the dilutive and other effects of the reorganization of the Company and its Affiliated Companies, (2) the applicable per share addition set forth on Schedule 9(b)(iii) attached hereto, and (3) the addition of $245.00 per share for each share that the Company allocated to the Recipient on or before November 2, 2002.

                  (ii) Redemptions on or after November 2, 2003. For redemptions for which the triggering event occurs on or after November 2, 2003, the price of the stock required to be paid by the Company shall be determined by reference to the "Book Value" of the Company as of its preceding fiscal year, computed using the amounts reflected in the financial statements prepared by the then regularly employed auditing firm of the Company, which shall be binding and conclusive under this Plan. Book Value shall be divided by the number of issued and outstanding shares of capital stock of the Company at the end of the relevant corporate fiscal year. The amount thus determined (the Book Value per share) shall be further increased or decreased, as the case may be, by: (1) the reduction per share set forth on Schedule 9(b)(ii) attached hereto, which amount reflects the dilutive and other effects of the reorganization of the Company and its Affiliated Companies, (2) the applicable per share addition set forth on Schedule 9(b)(iii) attached hereto, and (3) the addition of $245.00 per share for each share that the Company allocated to the Recipient on or before November 2, 2002.

         5. Other than as set forth above, all the other terms and provisions of the Plan as of July 31, 2002, as amended by the First Amendment, remain in full force and effect.

         IN WITNESS WHEREOF, the Company has adopted this Second Amendment to the Amended and Restated Restricted Stock Bonus Plan of Plastipak Holdings, Inc. as of the day and year first above written.

                                      PLASTIPAK HOLDINGS, INC.

                                      /s/ William C. Young
                                      William C. Young, President

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